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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2005

Nortek, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-119902	05-0314991
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of principal executive offices)	(Zip Code)

             Registrant's telephone number, including area code: (401) 751-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.    OTHER EVENTS

On February 15, 2005, Nortek, Inc.’s ultimate parent company, NTK Holdings, Inc., a newly-formed Delaware corporation and direct parent company of Nortek Holdings, Inc. (“NTK Holdings”), announced it has successfully completed the sale of $403 million aggregate principal amount at maturity ($250.4 million gross proceeds) 10¾% Senior Discount Notes due 2014 (the “Notes”). The Notes, which are structurally subordinate to all debt and other liabilities of the subsidiaries of NTK Holdings, including Nortek Holdings, Inc. and Nortek, Inc., were issued and sold in a private Rule 144A offering to institutional investors. The net proceeds of the offering will be used to pay a distribution to NTK Holdings equity holders and to make a distribution to participants in Nortek Holdings, Inc.’s Deferred Compensation Plan, including members of management. A copy of the press release is attached as Exhibit 99.1 on this Form 8-K.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release, dated February 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: February 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release, dated February 15, 2005.